Exhibit 99.1

Donaldson Company Reports First Quarter 2019 Earnings
Donaldson achieved record first quarter sales and EPS1
First quarter 2019 sales and EPS grew 8.8 percent and 21.7 percent, respectively
First quarter operating margin was 14.1 percent, 0.3 percentage points above last year

MINNEAPOLIS (December 4, 2018) - Donaldson Company, Inc. (NYSE: DCI) today reported record first quarter net earnings of $73.8 million, or $0.56 per share, compared with $60.9 million, or $0.46 per share, in 2018. First quarter 2019 net earnings include a discrete tax benefit of $0.9 million related to the Federal Tax Cuts and Jobs Act (TCJA),2 which has been excluded from the calculation of adjusted earnings.3 The tables attached to this press release include a reconciliation of GAAP to non-GAAP measures.

“We had a strong start to the fiscal year, with benefits from consistent execution of our strategic priorities and significant expense leverage contributing to record first quarter sales and earnings,” said Tod Carpenter, chairman, president and chief executive officer. “Strength from program wins and further penetration into existing and adjacent markets built on favorable market conditions, and we are on track to deliver record sales and profit in 2019.

“We remain encouraged by the operating environment, despite geopolitical uncertainty and inflationary pressure, and we are investing for the future. We are pursuing organic opportunities with technology development and capacity expansion, and the recent acquisition of BOFA complements our already-strong portfolio of Industrial businesses. Through our focused expense planning and efforts to offset inflation with pricing, we can make these investments while driving incremental profit to the bottom line. We have momentum across the company, and I am confident that executing our strategic agenda will further strengthen our position as a leader in the global filtration industry.”

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1 All earnings per share figures refer to diluted earnings per share.
2 See the “Accounting Considerations” section for more information about the TCJA and adoption of new accounting standards.
3 Adjusted earnings are a non-GAAP financial measure that exclude the impact of certain items not related to ongoing operations.

Fiscal 2019 Performance

First quarter 2019 sales increased 8.8 percent to $701.4 million from $644.8 million in 2018. The first quarter year-over-year sales change was impacted by the following items:

•	Currency translation negatively impacted sales by approximately 1.9 percentage points,

•	Adoption of the new revenue recognition accounting standard added approximately 0.7 percentage points, and

•	The recently completed acquisition of BOFA International LTD (BOFA) added approximately 0.2 percentage points.

Sales in both the Engine Products (Engine) and Industrial Products (Industrial) segments increased 8.8 percent from 2018, or 10.9 percent and 10.3 percent, respectively, in constant currency. The revenue recognition change added approximately 0.9 percentage points to Engine’s sales growth rate, and BOFA added approximately 0.7 percentage points to Industrial’s sales growth rate.

	Three Months Ended
	October 31, 2018
	Reported % Change	Constant Currency % Change

Off-Road	1.6%	3.4%
On-Road	37.7	39.4
Aftermarket	7.2	9.5
Aerospace and Defense	11.7	12.6
Total Engine Products segment	8.8%	10.9%

Industrial Filtration Solutions	11.1%	12.9%
Gas Turbine Systems	(3.1)	(2.2)
Special Applications	8.8	9.9
Total Industrial Products segment	8.8%	10.3%

Total Company	8.8%	10.7%

First quarter 2019 operating income as a rate of sales (operating margin) increased to 14.1 percent from 13.8 percent in 2018.4 First quarter 2019 gross margin of 34.0 percent was below last year’s rate by 0.8 percentage points, or 0.6 percentage points when adjusting for the impact from new revenue recognition accounting. First quarter 2019 gross margin was negatively impacted by higher raw materials and supply chain costs, combined with an unfavorable mix of sales, partially offset by pricing benefits. Operating expense as a percentage of sales improved 1.1 percentage points to 19.9 percent from 21.0 percent in 2018, reflecting leverage on increasing sales and lower warranty costs, partially offset by costs related to the BOFA acquisition and higher freight costs.

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4 Prior-period rates reflect adoption of the pension accounting standard beginning in fiscal 2019.

First quarter 2019 other income was $1.9 million, compared with $0.8 million in 2018. The Company’s global cash optimization efforts following the TCJA resulted in lower first quarter 2019 interest expense, which was $4.2 million compared with $5.2 million last year, and a discrete tax benefit of $0.9 million. Excluding this benefit, the adjusted tax rate declined to 24.3 percent from 28.1 percent last year, driven primarily by a lower U.S. corporate tax rate and stock option activity, partially offset by other matters related to the TCJA.

During first quarter 2019, Donaldson repurchased 1.6 million shares, or 1.2 percent, of its common stock at an average price of $49.40 for a total investment of $80.9 million. Donaldson paid dividends during first quarter of $24.4 million.

Fiscal 2019 Outlook5

Donaldson increased its fiscal 2019 forecast to reflect the impact from the BOFA acquisition.

The Company now expects full-year EPS between $2.31 and $2.45, an increase of 2 cents from prior guidance. Sales from BOFA are expected to add about 1 percent to total Donaldson sales, or 4 percent to Industrial sales. Excluding this impact, the Company’s full-year 2019 sales forecast is consistent with prior guidance.

Full-year sales in total and for both segments are expected to increase between 7 and 11 percent, including a negative impact from currency translation of approximately 2 percent. The Engine sales forecast reflects growth in On-Road, Off-Road and Aftermarket, along with flat sales of Aerospace and Defense. Additionally, the revenue recognition accounting change is expected to add approximately 1 percent to Engine sales. The Industrial forecast, which includes BOFA sales, reflects growth in Industrial Filtration Solutions, flat sales of Special Applications and a decline in Gas Turbine Systems.

Donaldson now expects full-year 2019 operating margin between 14.2 and 14.6 percent, up 0.1 percentage point from prior guidance. Adoption of the revenue recognition standard dilutes the year-over-year change by approximately 0.1 percentage point.

The Company’s full-year 2019 interest expense forecast increased by $1 million to $23 million, while the other income forecast remains at $12 million to $16 million. Donaldson’s fiscal 2019 effective income tax rate is still projected between 24.7 and 26.7 percent.

The Company continues to forecast fiscal 2019 capital expenditures of $130 million to $150 million and cash conversion between 60 and 75 percent. Donaldson remains committed to repurchasing approximately 2 percent of its outstanding shares during fiscal 2019.

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5 Fiscal 2019 guidance for revenue, operating margin and other income conforms to the adoption of new FASB standards related to revenue recognition and pension accounting.

Accounting Considerations

On August 1, 2018, Donaldson adopted the FASB standards ASU 2014-09, Revenue from Contracts with Customers (“revenue recognition”), and ASU 2017-07, Compensation - Retirement Benefits (“pension accounting”).

Donaldson elected to adopt the new revenue recognition standard using the modified retrospective method; therefore, fiscal 2019 results will be presented in conformity with the new standard, while results prior to August 1, 2018, will conform to the previous standard. Adoption of the new standard resulted in additional sales of $4.2 million in first quarter 2019 with a minimal impact to gross profit. This change effectively reduces the Company’s gross margin and operating margin when compared to rates reported in prior fiscal years.

Under the new pension accounting standard, Donaldson will continue to report the service component of retirement costs in operating income and the non-service components will now be reported in other income. The new standard requires use of a retrospective method in accounting for the change; therefore, results in all periods presented will conform with the new standard. Restating fiscal 2018 results reduces full-year 2018 operating margin by approximately 0.1 percentage point, reflecting a decline of 0.2 percentage points in each of the first three quarters, while the restated fourth quarter 2018 operating margin increases by approximately 0.2 percentage points. These adjustments are offset by a corresponding change to other income.

Following the TCJA, the Company engaged in additional efforts related to global cash optimization. Changes implemented during first quarter 2019 resulted in a discrete tax benefit of $0.9 million, which is excluded from the Company’s calculation of adjusted earnings. The Company expects to finalize the impact from the TCJA during second quarter 2019, while global cash optimization is a continuous focus for Donaldson.

Miscellaneous

The Company will webcast its first quarter 2019 earnings conference call today at 9:00 a.m. CST. To listen to the webcast, visit the Events & Presentations section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will become available at approximately 12:00 p.m. CST today.

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan,” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could cause the Company’s results to differ materially from these statements. These factors include, but are not limited to, economic and industrial market conditions worldwide; the Company's ability to maintain certain competitive advantages; threats from disruptive innovation; pricing pressures; the Company's ability to protect and enforce its intellectual property rights; the difficulties in operating globally; customer concentration in certain cyclical industries; unavailable raw materials or material cost inflation; inability of operations to meet customer demand; difficulties with information technology systems and security; foreign currency fluctuations; governmental laws and regulations; changes in tax laws and regulations and results of examinations; the Company's ability to attract and retain qualified personnel; changes in capital and credit markets; execution of the Company's acquisition strategy; the possibility of intangible asset impairment; the Company’s ability to manage productivity improvements; unexpected events and the disruption on operations; the Company's ability to maintain an effective system of internal control over financial reporting. These and other risks and uncertainties are described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended July 31, 2018. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them unless otherwise required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company

Founded in 1915, Donaldson Company is a global leader in the filtration industry with sales, manufacturing and distribution locations around the world. Donaldson’s innovative technologies are designed to solve complex filtration challenges and enhance customers’ equipment performance. For more information, visit www.Donaldson.com.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,

	2018	2017	Change

Net sales	$701.4	$644.8	8.8%
Cost of sales	463.0	420.5	10.1
Gross profit	238.4	224.3	6.2
Operating expenses	139.7	135.2	3.4
Operating income	98.7	89.1	10.6
Interest expense	4.2	5.2	(20.8)
Other income, net	(1.9)	(0.8)	196.8
Earnings before income taxes	96.4	84.7	14.0
Income taxes	22.6	23.8	(4.8)
Net earnings	$73.8	$60.9	21.3%

Weighted average shares – basic	128.8	130.8	(1.5)%
Weighted average shares – diluted	131.0	132.7	(1.3)%
Net earnings per share – basic	$0.57	$0.47	21.3%
Net earnings per share – diluted	$0.56	$0.46	21.7%

Dividends paid per share	$0.190	$0.180	5.6%

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	October 31,	July 31,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$199.9	$204.7
Accounts receivable, net	542.4	534.6
Inventories, net	360.5	334.1
Prepaid expenses and other current assets	67.6	52.3
Total current assets	1,170.4	1,125.7
Property, plant and equipment, net	517.9	509.3
Goodwill	305.4	238.4
Intangible assets, net	81.3	35.6
Deferred income taxes	19.0	19.2
Other long-term assets	50.0	48.4
Total assets	$2,144.0	$1,976.6

Liabilities and shareholders' equity
Current liabilities:
Short-term borrowings	$59.0	$28.2
Current maturities of long-term debt	15.0	15.3
Trade accounts payable	230.6	201.3
Other current liabilities	183.0	224.6
Total current liabilities	487.6	469.4
Long-term debt	630.6	499.6
Non-current income taxes payable	106.4	105.3
Deferred income taxes	12.9	4.2
Other long-term liabilities	39.2	40.3
Total liabilities	1,276.7	1,118.8

Redeemable non-controlling interest	12.9	—

Total shareholders' equity	854.4	857.8
Total liabilities & shareholders' equity	$2,144.0	$1,976.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	October 31,
	2018	2017
Operating Activities
Net earnings	$73.8	$60.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	19.3	18.9
Deferred income taxes	(0.4)	0.2
Stock-based compensation expense	6.9	6.7
Other, net	(1.0)	0.8
Changes in operating assets and liabilities, excluding effect of acquired businesses	(35.3)	(23.6)
Net cash provided by operating activities	63.3	63.9

Investing Activities
Net expenditures on property, plant and equipment	(28.2)	(19.9)
Acquisitions, net of cash acquired	(96.0)	0.8
Net cash used in investing activities	(124.2)	(19.1)

Financing Activities
Proceeds from long-term debt	135.0	105.0
Repayments of long-term debt	(14.5)	(35.2)
Change in short-term borrowings	32.1	(9.1)
Purchase of treasury stock	(80.9)	(42.6)
Dividends paid	(24.4)	(23.4)
Tax withholding for stock compensation transactions	(2.2)	(0.5)
Exercise of stock options	16.2	3.9
Net cash provided by (used in) financing activities	61.3	(1.9)
Effect of exchange rate changes on cash	(5.2)	(1.7)
(Decrease) increase in cash and cash equivalents	(4.8)	41.2
Cash and cash equivalents, beginning of period	204.7	308.4
Cash and cash equivalents, end of period	$199.9	$349.6

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended
	October 31,
	2018	2017

Gross margin	34.0%	34.8%

Operating expenses rate	19.9%	21.0%

Operating income rate	14.1%	13.8%

Effective tax rate	23.5%	28.1%

	Three Months Ended
	October 31,
	2018	2017
ADJUSTED RATES
Gross margin	34.0%	34.8%

Operating expenses rate	19.9%	21.0%

Operating income rate	14.1%	13.8%

Effective tax rate	24.3%	28.1%

Note: Rate analysis metrics are computed by dividing the applicable amount by net sales. Adjusted rates are non-GAAP measures; see Reconciliation of Non-GAAP Financial Measures schedule for additional information.

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended October 31,
	2018	2017	Change
NET SALES
Engine Products segment
Off-Road	$76.2	$75.0	1.6%
On-Road	45.9	33.3	37.7
Aftermarket	331.2	309.1	7.2
Aerospace and Defense	27.6	24.7	11.7
Total Engine Products segment	$480.9	$442.1	8.8%

Industrial Products segment
Industrial Filtration Solutions	$149.4	$134.5	11.1%
Gas Turbine Systems	25.5	26.3	(3.1)
Special Applications	45.6	41.9	8.8
Total Industrial Products segment	$220.5	$202.7	8.8%

Total Company	$701.4	$644.8	8.8%

EARNINGS BEFORE INCOME TAXES
Engine Products segment	$63.9	$62.7	1.8%
Industrial Products segment	36.6	29.4	24.5
Corporate and Unallocated	(4.1)	(7.4)	46.7
Total Company	$96.4	$84.7	14.0%

EARNINGS BEFORE INCOME TAXES %
Engine Products segment	13.3%	14.2%	(0.9)
Industrial Products segment	16.6%	14.5%	2.1

Note: Percentage is calculated by dividing earnings before income taxes by sales.

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY
AS REPORTED AND CONSTANT CURRENCY
(Unaudited)

AS REPORTED	Three Months Ended October 31, 2018
Engine Products segment	TOTAL	US/CA	EMEA	APAC	LATAM
Off-Road	1.6%	(8.7)%	11.7%	15.0%	(56.9)%
On-Road	37.7	43.5	23.8	40.5	(20.1)
Aftermarket	7.2	12.7	0.2	5.5	4.0
Aerospace and Defense	11.7	13.8	9.4	(30.4)
Total Engine Products segment	8.8%	12.5%	4.4%	11.2%	(0.6)%

Industrial Products segment
Industrial Filtration Solutions	11.1%	9.5%	8.3%	24.9%	(0.9)%
Gas Turbine Systems	(3.1)	(3.3)	22.7	(44.9)	(39.5)
Special Applications	8.8	15.5	1.2	9.7	2.1
Total Industrial Products segment	8.8%	7.5%	9.3%	11.9%	(7.1)%

Total Company	8.8%	11.2%	6.2%	11.5%	(1.5)%

CONSTANT CURRENCY	Three Months Ended October 31, 2018
Engine Products segment	TOTAL	US/CA	EMEA	APAC	LATAM
Off-Road	3.4%	(8.7)%	14.3%	18.4%	(51.0)%
On-Road	39.4	43.5	26.8	44.6	(13.9)
Aftermarket	9.5	12.7	3.0	11.0	9.6
Aerospace and Defense	12.6	13.8	11.9	(28.3)
Total Engine Products segment	10.9%	12.5%	7.1%	16.1%	5.1%

Industrial Products segment
Industrial Filtration Solutions	12.9%	9.5%	11.2%	28.8%	2.3%
Gas Turbine Systems	(2.2)	(3.3)	24.0	(41.5)	(39.5)
Special Applications	9.9	15.5	3.2	10.6	19.5
Total Industrial Products segment	10.3%	7.5%	11.9%	14.1%	(4.1)%

Total Company	10.7%	11.2%	8.9%	15.2%	3.8%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended
	October 31,
	2018		2017

Net cash provided by operating activities	$63.3		$63.9
Net capital expenditures	(28.2)		(19.9)
Free cash flow	$35.1		$44.0

Net earnings	$73.8		$60.9
Income taxes	22.6		23.8
Interest expense	4.2		5.2
Depreciation and amortization	19.3		18.9
EBITDA	$119.9		$108.8

Net earnings	$73.8		$60.9
Tax benefit for Federal Tax Cuts and Jobs Act	(0.9)	(a)	—
Adjusted net earnings	$72.9		$60.9

Diluted EPS	$0.56		$0.46
Tax benefit for Federal Tax Cuts and Jobs Act	0.00		—
Adjusted diluted EPS	$0.56		$0.46

(a) See the “Accounting Considerations” section of this press release for additional information.

Although free cash flow, EBITDA, adjusted net earnings, adjusted diluted EPS and adjusted effective tax rate are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The Company evaluates its results of operations both on an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchanges rates and compared these adjusted amounts to its prior period reported results. The adjusted basis presentation excludes the impact of certain matters not related to the Company's ongoing operations. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures.